AGRICULTURAL REAL ESTATE PURCHASE CONTRACT

____ Purchase Contract Number

This form was developed by the Alberta Real Estate Association for the use of its members and may not be altered electronically by any person. Others who use this document do so at their own risk.

PART A - OFFER TO PURCHASE

This Contract is between

THE SELLER and THE BUYER

Name 0829436 B.C. LTD. Name KWEST INVESTMENTS & DEVELOPMENT INC.

Name ____ Name ____

1. THE PROPERTY

1.1 The Property is the Land, Buildings, Attached Goods (unless excluded) and Included Unattached Goods and other considerations as per clause 1.6 below, excluding all mines and minerals.

1.2 Municipal Address:

1.3 Legal Description (as set out below or on attached Land Description Schedule):

Deeded Lands PLAN 0729007 BLOCK 1 LOT 2

W. of	Range	Twnship	Section	Part	Acres
4	22	57	29	NE	75.12±

Assignment of Lease of

W. of	Range	Twnship	Section	Part	Acres

1.4 All Attached Goods (fixtures) except for:

1.5 No Unattached Goods (specific chattels) except for:

1.6 Other considerations as per the attached Schedules:

- ☐ Schedule A: Surface Leases/Income
- ☐ Schedule E: Quotas
- ☐ Schedule B: Grazing Leases/Permits
- ☐ Financing Schedule
- ☐ Schedule C: Property Leases
- ☐ Addendum
- ☐ Schedule D: Water Rights/Irrigation
- ☐ Country Residential/Agricultural Property Schedule
- ☐ Land Description Schedule
- ☐ Other ____

1.7 Title to the Property shall be subject to any reservations and exceptions stated on the Certificate of Title, non-financial obligations now on Title such as easements, utility rights-of-way, covenants and conditions that are normally found registered against property of this nature, and non-financial encumbrances which have been accepted by the Buyer (the "Permitted Encumbrances"). Unless otherwise agreed in writing, the Title shall be free and clear of all other liens, encumbrances, registrations and obligations except those implied by law.

The Buyer agrees to accept the following Permitted Encumbrances:

2. THE TRANSACTION

2.1 Other than the Deposits, the Buyer shall pay the Purchase Price by certified cheque, lawyer's trust cheque, bank draft or other agreed value as follows:

$ ____	Initial Deposit
$ ____	Additional Deposit
$ ____	Assumption of Mortgage (approximate principal balance)
$ ____	
$ ____	New Financing
$ ____	Seller Financing (as per attached Financing Schedule)
$ ____	Other Value
$ ____	Balance Owing (subject to adjustments)
$ 1,000,000	**Purchase Price (excluding GST)**

____ Seller's Initials ____ Buyer's Initials

2.2 **The Purchase Price does not include GST.** In the event that GST is payable and the Buyer is not a GST registrant, then the Buyer shall remit the applicable GST to the Seller's lawyer on or before Completion Day.

3. DEPOSITS

3.1 All Deposits shall be delivered in trust to

____

____

Unless otherwise agreed in writing, the Initial Deposit shall accompany the offer. ____________________________

____

3.2 The Initial Deposit shall be deposited no later than the second Business Day following the day that Final Signing occurred (as per clause 20.1). Additional Deposits shall be deposited no later than the second Business Day following the day the Additional Deposit is received by the brokerage.

3.3 Any Additional Deposits shall be delivered as follows:

3.4 Unless otherwise agreed in writing, no interest on the Deposits shall be paid to the Seller or the Buyer. ____________________

____

3.5 The Deposits shall be held in trust for both the Seller and the Buyer and shall be:

- (a) applied against the Commission (as defined in the Agricultural Real Estate Listing Contract or any other commission agreement signed by the Seller) and paid directly out of trust to the brokerage(s) when the Commission is earned in accordance with the terms of the Listing Contract or any other commission agreement signed by the Seller;
- (b) refunded forthwith to the Buyer if this offer is not accepted;
- (c) refunded forthwith to the Buyer upon the Buyer's cheque clearing the brokerage's trust account if a condition is not satisfied or waived (as per clauses 12.8 and 12.9) or the Seller fails to perform this Contract; and
- (d) forfeited to the Seller if this offer is accepted and all conditions are satisfied or waived and the Buyer fails to perform on this Contract.

3.6 The brokerage holding the Deposits is further directed and authorized to pay that portion of the Deposits exceeding the Commission in trust to the Seller's lawyer no later than two (2) Business Days prior to the Completion Day.

3.7 If there is a dispute between the Seller and the Buyer as to entitlement to the Deposits then:

- (a) the brokerage holding the Deposits shall review the circumstances, determine entitlement and pay the money to the party who is entitled to the Deposit;
- (b) if no reasonable conclusion can be made in regard to (a) above, the brokerage shall notify the parties to the Contract in writing and shall pay the money into a lawyer's trust account;
- (c) the parties agree to allow the lawyer and/or the brokerage to deduct from the Deposit a reasonable fee and costs incurred for dealing with the Deposit;
- (d) a brokerage and/or lawyer acting in good faith under this clause shall not be liable to either party for any damages associated with the handling of the Deposit except as arising from the negligence of the brokerage or lawyer.

4. COMPLETION DAY

4.1 Subject to compliance with the terms hereof, possession of the Land shall be available and given to the Buyer on or before 12 noon of the __________ day of ______________________ ____________, __________ (the "Completion Day"), subject to the rights of the existing tenants, if any, and Buildings/Farmstead on the __________ day of ______________________, __________, subject to the rights of the existing tenants, if any. All harvested crops remain the property of the Seller and will be removed by the __________ day of ______________________, __________, and all unharvested crops by the __________ day of ______________________, __________, after which time the crops or any part thereof not removed shall become the absolute property of the Buyer.

When the Buyer obtains possession, the Property will be in substantially the same condition as it was in when this Contract was accepted.

5. ADJUSTMENTS

5.1 All normal adjustments for the Property including but not limited to taxes, local improvement levy and assessments, municipal charges, rents, utilities, tenant deposits including interest, prepaid rent, surface leases (if any), mortgage principal and interest that are applicable with respect to the Property shall be adjusted as of 24:00 hours on the Completion Day. The Buyer shall assume all local improvements, assessments and charges against the Property as of that time.

6. LATE PAYMENT

6.1 All money due and owing to the Seller including GST, if applicable, shall be paid to the Seller's lawyer on or before the Completion Day. If the Seller agrees to accept payment after the Completion Day, the Buyer shall pay interest at a rate of 3% per annum above the prime rate set by the Alberta Treasury Branch on all monies owing to the Seller, from the Completion Day to and including the date that the monies owing have been unconditionally paid.

6.2 If the Seller fails to deliver the closing documents as described in Section 8, then payment of the Purchase Price and interest will be postponed until the Buyer has received the closing documents and has a reasonable period of time to register them.

6.3 If the Buyer has not paid the entire Purchase Price, then the Seller may give the Buyer possession upon reasonable terms.

7. CLOSING COSTS

7.1 The Seller shall pay and discharge any financial encumbrance which is not by this Contract specifically assumed by the Buyer. The Seller's lawyer shall be permitted to pay and discharge any encumbrances from the sale proceeds and shall do so within a reasonable time.

8. TRANSFER OF LAND

8.1 Closing documents shall:

- (a) consist of the transfer of land (the "Transfer") in registerable form together with all applicable conveyancing documents normally expected in a transaction of this nature;
- (b) be prepared at the expense of the Seller and delivered to the Buyer's lawyer within a reasonable time to confirm registration prior to the Completion Day.

8.2 In the event the Seller fails to deliver the Transfer to the Buyer's lawyer within such reasonable time, then the Buyer shall not be obliged to pay interest on that portion of the cash to close attributable to the Buyer's own funds, excluding mortgages, provided that those funds are paid to Seller's lawyer in trust, until the Buyer has a reasonable time in which to register the Transfer.

8.3 If a new mortgage is a condition of this Contract, the Seller agrees to trust conditions that allow the Buyer's lawyer to register the Transfer so as to obtain the advance of mortgage funds on the new mortgage; provided however that the Buyer's lawyer undertakes, accepts, and complies with reasonable trust conditions imposed by the Seller's lawyer until the Seller has been paid the total Purchase Price.

8.4 The Seller's lawyer has a right to prepare (at the expense of the Buyer) any mortgage or agreement for sale between the Seller and the Buyer.

9. INSURANCE

9.1 The risk of loss or damage to the Property will lie with the Seller until the Purchase Price is paid according to the terms of this Contract. If loss or damage to the Property occurs before the Seller is paid the Purchase Price, then any insurance proceeds will be held in trust for the Buyer and the Seller according to their interests in the Property.

10. WARRANTIES AND REPRESENTATIONS

10.1 The Seller warrants that:

(a) the Seller has the legal right to sell the Property;

(b) the Attached Goods and included Unattached Goods are in normal working order and are free and clear of all encumbrances;

(c) the current use of the Land and Buildings complies with the existing municipal land use bylaw;

(d) the Buildings and other Improvements on the Land are not placed partly or wholly on any easement or utility right-of-way and are entirely on the Land and do not encroach on neighbouring lands, except where an encroachment agreement is in place;

(e) the location of Buildings and other improvements on the Land complies with all relevant municipal bylaws, regulations or relaxations granted by the appropriate municipality prior to the Completion Day, or the Buildings and other improvements on the Land are "non-conforming buildings" as that term is defined in the *Municipal Government Act* (Alberta);

(f) to the best of the Seller's knowledge, there is no legal action outstanding with respect to the Property;

(g) the Seller is not in breach of any contract with respect to the Property;

(h) the Seller is not in breach of any obligation to any third party with respect to the Property;

(i) within the meaning of the *Income Tax Act* (Canada), the Seller is not now, nor will be on the Completion Day, a non-resident of Canada nor an agent or a trustee for any person with an interest in the Property who is a non-resident of Canada; and

(j) except as otherwise disclosed, the Seller is not aware of any defects that are not visible and that may render the Property dangerous or potentially dangerous to occupants or unfit for habitation.

10.2 The Buyer warrants that, prior to completion, it is NOT an "ineligible person" or a "foreign controlled corporation" and is eligible to purchase "controlled land" as those terms are defined in the *Foreign Ownership of Land Regulations*.

10.3 All of the warranties contained in this Contract and any attached Schedules are made as of and will be true at the Completion Day, unless otherwise agreed in writing.

10.4 The Seller and the Buyer each acknowledge that, except as otherwise described in this Contract, there are **no other warranties, representations or collateral agreements** made by or with the other party, the Seller's brokerage and the Buyer's brokerage about the Property, any neighbouring lands, and this transaction, including any warranty, representation or collateral agreement relating to the size/measurements of the Land and Buildings or the existence or non-existence of any environmental condition or problem.

10.5 The representations and warranties in this Contract shall survive the completion of purchase and sale and may be enforced after the Completion Day, provided that any legal action is commenced within the time limits prescribed by the *Limitations Act* (Alberta).

10.6 The Buyer shall have the right to register a caveat against the Title to the Property upon the acceptance of this offer by the Seller. Should the Buyer fail to perform this Contract, the Buyer agrees to forthwith discharge that caveat.

11. ADDITIONAL TERMS/HOLDBACK

11.1 All time periods, deadlines and dates in this Contract shall be strictly followed and enforced. All times will be Alberta time unless otherwise stated.

11.2 This Contract is for the benefit of and shall be binding upon the heirs, executors, administrators and assigns of the individual parties and the successors and assigns of corporate parties.

11.3 All changes of number and gender shall be made where required.

11.4 This Contract will be governed by the laws of the Province of Alberta. The parties submit to the exclusive jurisdiction of the Courts in the Province of Alberta regarding any dispute that may arise out of this transaction.

11.5 **Additional terms** of sale, if any:

(Attach Schedule if necessary and have initialled by both parties.)

11.6 In the event that the additional terms of this Contract are not fulfilled, there shall be a holdback of $____________ ____________ for ____________ days from the Completion Day to allow compliance by the Seller. These monies will be held in trust by the Buyer's lawyer and if terms are not satisfied, these monies shall be released to the Buyer.

12. CONDITIONS

12.1 The Buyer will verify, at the Buyer's expense, that the water supply meets the following criteria: ____________ ____________ before 9 p.m. on ____________, ____________.

12.2 **Buyer's Financing Condition:** It is a condition precedent to this offer that the Buyer is able to place a new mortgage(s) and/or assume the existing mortgage(s) upon terms acceptable to the Buyer in order to fund the purchase of the Property. The Buyer shall have an opportunity to obtain such financing until before 9 p.m. on ____________, ____________, ____________.

12.3 **Buyer's Due Diligence Condition:** It is a condition precedent of this offer that the Buyer shall have until before 9 p.m. on ____________, ____________ to inspect and accept the Property, the Permitted Encumbrances and all relevant information and records relating thereto. The Seller agrees to provide at its cost the following documents within ____________ (   ) Business Days after the date of Final Signing of this offer:

(a) **operational information** respecting the Property;

(b) copies of all **other contracts** currently pertaining to the Property;

(c) copies of any **reports** and particulars of all maintenance work done by the Seller;

(d) copies of any **other pertinent documents**, correspondence, work orders and deficiency notices in the possession of the Seller;

(e) copies of any **environmental assessment reports** in the possession of the Seller relating to environmental contamination of any kind at or on the Property; whether or not such reports exist, the Buyer, at its own expense, may engage consultants to inspect and make such tests and observations as the Buyer may deem necessary. Copies of all such reports shall be provided to the Seller without cost, whether or not the sale of the Property is completed;

(f) a **Real Property Report** reflecting the current state of improvements on the Property, according to the Alberta Land Surveyors' Manual of Standard Practice, with evidence of municipal compliance or non-conformance;

(g) any **plans and specifications** relating to the original construction and improvements to the Property;

(h) a copy of the existing Title(s) #
attached hereto as Schedule "A";

(i) **other documents** as listed below:

12.4 The Buyer shall keep all information obtained in **strict confidence** and shall only make the information available to the Buyer's employees, agents and professional advisors in strict confidence and shall return all of the above materials including all copies to the Seller before any Deposits are released to the Buyer pursuant to this Contract.

12.5 Additional Buyer's Conditions:

Before **9 p.m.** on ______________________________
(the "Condition Day").

12.6 The **Seller's Conditions** are:

Before **9 p.m.** on ______________________________
(the "Condition Day").

12.7 Unless otherwise agreed in writing, the Buyer's Conditions are for the sole benefit of the Buyer and the Seller's Conditions are for the sole benefit of the Seller. The Buyer and Seller must use reasonable efforts to satisfy their respective Conditions.

12.8 The Buyer and the Seller may unilaterally waive or acknowledge satisfaction of their Conditions by giving a written notice to the other party on or before the stated Condition Day. If that notice is not given, then this Contract is ended immediately following that Condition Day.

12.9 Subject to clause 12.7, the Buyer and the Seller may give written notice to the other party on or before the stated Condition Day advising that a Condition will not be waived, has not been satisfied and will not be satisfied on or before the Condition Day. If that notice is given, then this Contract is ended upon the giving of that notice.

13. REMEDIES/DISPUTES

13.1 If the Seller or the Buyer fails or refuses to complete this Contract according to its terms, then the other party may pursue all available remedies.

14. SECURITY FOR THE SELLER'S BROKERAGE'S FEES

14.1 The Seller does hereby irrevocably assign to the Seller's brokerage enough of the Purchase Price to pay all sums due and owing to the Seller's brokerage, and agrees to pay any unpaid balance of the Commission to the Seller's brokerage.

15. ADVICE

15.1 This Contract is intended to create binding legal obligations. The Seller and the Buyer should read this Contract carefully and are encouraged to obtain legal advice before signing.

15.2 This Contract may be signed and sent by fax and this procedure will be as effective as signing and delivering an original copy.

15.3 Unless there is a dual agency or another written agreement, the Seller's brokerage represents the Seller as Seller's Agent and does not have a fiduciary relationship with the Buyer, and the Buyer's brokerage represents the Buyer as Buyer's Agent and does not have a fiduciary relationship with the Seller.

15.4 The Buyer and Seller agree that the sale and other related information regarding this transaction may be retained and disclosed by the brokerage and/or the real estate board(s) as required for closing and for reporting, appraisal and statistical purposes.

16. DEFINITIONS

16.1 In this Contract:

(a) **Business Day** means a day when the Land Titles Office is open for business.

(b) **Buyer's Agent** means the licensed brokerage (including its broker, all associate brokers and agents) who represents the Buyer.

(c) **Seller's Agent** means the licensed brokerage (including its broker, all associate brokers and agents) who represents the Seller.

17. REPRESENTATIVES/NOTICE

Note: The Representative Information must be completed in full by the Buyer's Agent at the offer stage prior to the Contract being signed in order to permit communication on the Representatives.

17.1 The Representatives identified in clause 17.2 represent the Seller and the Buyer.

17.2 For the purposes of giving and receiving any notice referred to in this Contract, and for acceptance of an offer to purchase, communication must be in writing and must be delivered to the address or faxed to the number described below.

A notice sent or received by a Representative is proper notice for the purposes of this Contract.

Purchase Contract # ______

PART B - ACCEPTANCE

Seller's Information:

Seller's Address ______

______ (postal code)

Phone ______ Fax ______

Seller's GST # ______

Seller's Representative:

______
Broker, associate broker or agent registered to the brokerage

Brokerage Name ______

Brokerage Address ______

______ (postal code)

Phone ______ Fax ______

Buyer's Information:

Buyer's Address ______

______ (postal code)

Phone ______ Fax ______

Buyer's GST # ______

Buyer's Representative:

______
Broker, associate broker or agent registered to the brokerage

Brokerage Name ______

Brokerage Address ______

______ (postal code)

Phone ______ Fax ______

18. OFFER

18.1 The Buyer offers to buy the Property for the Purchase Price according to the terms of this Contract.

18.2 This offer/counter offer shall be open for acceptance in writing until ______ .m. on ______, ______.

SIGNED AND DATED at ______, Alberta at ______ .m. on the ______ day of ______, ______.

[signature]
Signature of Buyer — Signature of Witness
PER: KWEST INVESTMENTS & DEVELOPMENT INC.
ERIC LO
Print Name of Buyer — Print Name of Witness

[signature]
Signature of Buyer — Signature of Witness
PER: KWEST INVESTMENTS & DEVELOPMENT INC.
WILLIE CHAN
Print Name of Buyer — Print Name of Witness

19. ACCEPTANCE

19.1 The Seller accepts the Buyer's offer and agrees to sell the Property for the Purchase Price according to the terms of this Contract.

SIGNED AND DATED at ______, Alberta at ______ m. on the ______ day of ______, ______.

[signature]
Signature of Seller — Signature of Witness
PER 0829436 B.C. LTD.
ERIC LO
Print Name of Seller — Print Name of Witness

[signature]
Signature of Seller — Signature of Witness
PER 0829436 B.C. LTD
WILLIE CHAN
Print Name of Seller — Print Name of Witness

20. FINAL SIGNING

20.1 Final Signing of this Contract occurred at ______ .m. on ______, ______.

Initials of the person(s) who signed last ______

CONVEYANCING

Seller's Lawyer ______

Lawyer's Address ______

______ (postal code)

Lawyer's Phone ______ Fax ______

Buyer's Lawyer ______

Lawyer's Address ______

______ (postal code)

Lawyer's Phone ______ Fax ______

Addendum ________ to the Commercial Real Estate Purchase Contract

Dated June 15, 2009

Between

0829436 B.C. Ltd. as Seller,

and

KWest Investments & Development Inc. as Buyer

Property Legally Described as: Plan 0729007 Block 1 Lot 2, NE 29-57-22 W4M

Purchase Price: $1,000,000 (One Million Dollars)

It is acknowledged that the Buyer is purchasing the property with the intent to retain a 10% interest in same and that the Buyer intends to resell a 90% interest (the "Interest") in the subject Property to Kimura Lake Estate Inc. ("Kimura"), following which Kimura, with assistance from the Buyer, intends to syndicate the property into 150 units, each reflecting an undivided 1/150 interest in the Property (of which 10% or 15 units will be owned by the Buyer) in order to sell the remaining units to the general public.

It is understood that the Buyer will only be entitled to receive payment from Kimura for the Interest (represented by 135 units) if, as and when Kimura is able to resell units in the syndicated property to third parties, and receive payment for same (each unit sold by Kimura will result in 1/135 of the purchase price for the Interest becoming due). Accordingly it is understood that the unpaid balance of the Purchase Price will not bear interest, nor will it be payable prior to the time that the Buyer becomes entitled to receive payment from Kimura.(i.e. for each unit sold by Kimura, 1/135 of the Purchase Price will become payable by the Buyer to the Seller). The Seller shall not be entitled to hold any security for payment of the Purchase Price.

The Buyer is further entitled to prepay all or any portion of the Purchase Price prior to it becoming payable as provided above, without penalty.

Seller [signature]	Buyer [signature]
Per: 0829436 BC LTD.	Per: KWEST INVESTMENTS & DEVELOPMENT INC.
Seller [signature]	Buyer [signature]
Per: 0829436 BC LTD.	Per: KWEST INVESTMENTS & DEVELOPMENT INC.